Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Phillip L. Milliner, Jr., Chief Financial Officer of CafePress Inc., do hereby certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of CafePress Inc. on Form 10-Q for the three months ended June 30, 2018 to which this certification is attached fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of CafePress Inc.
Date: July 31, 2018

By:	/s/ Phillip L. Milliner, Jr.
Phillip L. Milliner, Jr
Chief Financial Officer